Exhibit 10.16
FIRST AMENDMENT TO
MASTER SECURITY AGREEMENT NO. REPLX DATED SEPTEMBER 12, 2007
BETWEEN REPLY! INC. AND ATEL VENTURES, INC.
AND
FIRST AMENDMENT TO
PROMISSORY NOTE NO, 1 TO MASTER SECURITY AGREEMENT NO, REPLX
DATED SEPTEMBER 12 2007 BETWEEN REPLY! INC. AND ATEL VENTURES,
INC.
     THIS FIRST AMENDMENT, dated as of January 20, 2009 (this “Amendment”), by and between ATEL VENTURES, INC. (together with its successors and assigns, if any), a California corporation, with its principal place of business at 600 California Street, 6th Floor, San Francisco, California 94108 (“Secured Party”) and REPLY! INC., a California corporation, with its principal place of business at 12267 Alcosta Blvd. Suite 200, San Ramon, CA 94583 (“Debtor”) amends the above-referenced agreements.
WITNESSETH
     WHEREAS, Secured Party and Debtor are parties to that certain Master Security Agreement No. REPLX (the “Master Security Agreement”) and Promissory Note No. 1 to Master Security Agreement No. REPLX (the “Promissory Note”) each dated as of September 12, 2007 (collectively and interchangeably referred to herein as the “Loan Agreement” or “Loan”), under which Loan Agreement Secured Party originally loaned Debtor the original principal amount of $4,000,000,00 of which principal amount $2,898,614.9 remains due and payable;
     WHEREAS, in connection with the Loan Agreement, the parties entered into that certain Warrant for Series B Preferred stock with issue date of September 12, 2007 (the “Warrant”);
     WHEREAS, Debtor, Secured Party, and Real Estate on the Web dba Connecting Neighbors, LLC, Debtor’s wholly owned subsidiary, (“Guarantor”) entered into that certain Secured Guaranty dated as of September 12, 2007 whereby Guarantor granted to Secured Party a security interest in Guarantor’s Account at LaSalle Bank National Association to secure Debtor’s performance and payment of the Indebtedness under the Loan Agreement and Secured Party wishes to obtain Guarantor’s acknowledgement of the terms and conditions of this Amendment;
     WHEREAS, as of the date hereof, Debtor and Secured Party desire to amend certain terms of the Loan Agreement and make certain other agreements related to the Loan Agreement and to have Debtor issue to Secured Party a new warrant (“New Warrant”) for 105,711 shares of Debtor’s Series B Preferred Stock with Exercise Price of $0.00/Share, (which number of shares is based on $346,626 of Loan payments that Secured Party is willing to defer) as consideration for the restructuring contemplated by this Agreement substantially in the form set forth in Exhibit 2 attached to this Amendment;

     WHEREAS, Secured Party and Debtor now desire to memorialize their agreement to restructure the Loan by amending the Master Security Agreement and Promissory Note by this Amendment, and provide the New Warrant as consideration for the restructuring contemplated by this Agreement,
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:
     1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.
     2. Restructuring of Loan. Debtor acknowledges, confirms and agrees that it is indebted to Secured Party as provided in the Loan Agreement. In reliance upon the representations, warranties and covenants of Debtor, Secured Party further agrees to Debtor’s request, as specified in more detail in this Amendment, to, inter alia, (i) change the Interest Installment and Periodic Installment payment dates from the first day of each month to the twenty-fifth (25th) day of each month effective with the New Interest Installment due on January 25, 2009, (ii) restructure the Loan payments and re-amortize the Loan by allowing Debtor to pay (a) three (3) months of interest only, in arrears, commencing with the New Interest Installment due on January 25, 2009 and the final New Interest Installment due on March 25, 2009, (b) followed by eighteen (18) New Periodic Installments of principal and interest, in advance, commencing April 25, 2009 and ending with the New Periodic Installment due on September 25, 2010, and (iii) waive an Event of Default under Section 9(a)(xiv) of the Loan Agreement with respect to default by Debtor of Debtor’s obligations to Point Financial, Inc.; (iv) to provide to Lender the New Warrant as consideration for Secured Party’s restructuring of the Loan described herein, and (v) to allow Debtor an extension of time to supply to Lender its complete audited financial statements for fiscal year ended 2007 and 2008.
     3. Amendment to the Master Security Agreement. As of the Effective Date (as defined in Section 10 below), the Master Security Agreement is hereby amended as follows:
          a. Section 1(c) of the Master Security Agreement entitled “Stock Warrant” is amended and restated by adding the italicized paragraph set forth below under the first paragraph in such Section:
“New Stock Warrant. As consideration for restructuring the Periodic Installment payments due under Promissory Note No. 1, on the Effective Date as defined in First Amendment dated January 20, 2009 to Master Security Agreement No. REPLX and Promissory Note No. 1 dated September 12, 2007. Debtor shall issue to Secured Party a warrant exercisable for 105,711 shares of Debtor’s Series B Preferred Stock (“New Stock Warrant”) in form and with terms and conditions acceptable to Secured Party. Debtor and Secured Party hereby acknowledge and agree that any Warrant to purchase stock transferred to Secured Party is part of an investment unit within the meaning of Section 1273 (c) (2) of the Internal Revenue Code which includes the Loans entered into hereunder. Debtor and Secured Party further agree as between Debtor and Secured Party, that the fair market value of the Warrant is equal to US$100 and that, pursuant to Treas. Reg. § 1.1273-2(h), US$100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Debtor and Secured Party agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loans shall be considered to be zero”.
          b. Section 6. (b) of the Master Security Agreement entitled “Financial Statements, Reports and Certificates”, is amended by deleting the words in the first sentence.“ ~~Debtor will deliver to Secured Party within one hundred eighty (180) days of the close of fiscal year 2006 and 2007 of Debtor~~ and adding in lieu thereof the following language: “Debtor will deliver to Secured Party on or before June 30, 2009 with respect to fiscal year 2007 and on or before December 31, 2009 with respect to fiscal year 2008 and within one hundred eighty (180) days of the close of each fiscal year thereafter of Debtor... ”. Except for this change the Section remains otherwise unchanged.
     4. Amendment to Promissory Note. As of the Effective Date, the Promissory Note issued pursuant to the Master Security Agreement is hereby amended as follows to reflect the procedure for payment of the remaining principal balance owed of $2,898,614.97 (“Remaining Principal Amount”) and the terms of conditions of payment agreed by the parties hereto:
          a. The first paragraph of the Promissory Note, is amended by deleting language as indicated by the stricken language below and adding language indicated by the following italicized language:
FOR VALUE RECEIVED, REPLY! INC., a California corporation, located at the address stated below (“Debtor”) promises, to pay to the order of ATEL Ventures, Inc., a California Finance Lender with California Finance Lender’s License No. 605-2302, or any subsequent holder hereof (each, a “Secured Party”) at its office located at 600 California Street, 6th Floor, San Francisco, CA 94108 or at such other place as Secured Party or the holder hereof may designate, the principal sum of Four Million Dollars ($4,000,000.00) (the “Principal Amount”), with interest on the unpaid principal balance from the date hereof through and including the dates of payment. During the initial term of this Note, Maker shall pay on the first day of each month, (i) six (6) monthly installments of interest only, payable in advance, each of which shall be equal to the product of (a) the interest factor of 1.02668025% (“Interest Factor”) and (b) the original

Principal Amount, in the interest installment amount specified below, (each an “Interest Installment”), followed by (~~i~~ii) ~~thirty (30)~~ Nine (9) consecutive monthly periodic installments payable in advance on the first day of each month (each a “Periodic Installment”), each of which shall be equal to the product of (a) the loan factor of 3.8650% (“Loan Factor”) and (b) the original Principal Amount, ~~in the periodic installment amount each month specified below as follows~~ followed by (iii) three (3) monthly installments of interest only, payable in arrears on the twenty-fifth (25th) day of each month, each of which shall be equal to the product of (a) the applicable interest factor set forth below (“New Interest Factor”) and (b) the original Principal Amount, in the interest installment amount specified below, (each a “New Interest Installment”), followed by (iv) eighteen (18) consecutive monthly periodic installments of principal and interest payable in advance on the twenty-fifth (25th) day of each month (each a “New Periodic Installment”), each of which shall be equal to the product of(a) the loan factor of 6.12865013% (“New Loan Factor”) and (b) the original Principal Amount:

Interest Installment Amount
1—6	$41,067.21

Periodic Installment Amount
7 - ~~36~~ 15	$154,600.00

New Interest Installment	New Interest Factor	New Interest Installment Amount
16 1/25/09 (for 12/1/08-1/24/09)	1.40098850%	$56,039.54
17 2/25/09	0.7641755%	$30,567.02
18 3/25/09	0.7641755%	$30,567.02

New Periodic Installment	New Loan Factor	New Periodic Installment Amount
19-36 4/25/09-9/25/10	4.44114925%	$177,645.97
Maturity Date: October 25, 2010
          b. Exhibit A to the Promissory Note called the “Balance Due Rider” (see definition of Balance Due in Master Security Agreement) is hereby amended beginning with the Loan payment due on January 25, 2009 as set forth on the new Balance Due Rider attached hereto as Exhibit 1 and made a part hereof.

     5. Waiver. Secured Party hereby Waives any Event of Default by Debtor under Section 9(a) (xiv) of the Loan Agreement with respect to Debtor’s obligations to Point Financial, Inc..
     6. Representations and Warranties of Debtor. To induce Secured Party to enter into this Amendment, Debtor makes the following representations and warranties to Secured Party as of the Effective Date:
          a. Debtor hereby acknowledges and agrees that the Remaining Principal Amount of the Loan is $2,875,407.72.
          b. The execution, delivery and performance of this Amendment and the performance by Debtor of its obligations hereunder and under the Loan Agreement and all other agreements contemplated hereby and thereby on behalf of Debtor: (i) are within Debtor’s corporate power; (ii) have been duly authorized by Debtor’s Board of Directors and, to the extent necessary, the Debtor’s shareholders; (iii) do not contravene any provision of Debtor’s charter or bylaws or other constituent documents; (iv) do not violate any law or regulation, or any order or decree of any court or governmental authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Debtor is a party or by which Debtor or any of its property is bound; (vi) do not result in the creation or imposition of any Liens upon any of the property of Debtor other than those in favor of Secured Party pursuant to the Loan Agreement; and, (vii) do not require the consent or approval of any governmental authority or any other Person.
          c. This Amendment has been duly executed and delivered by or on behalf of Debtor.
          d. This Amendment and the Loan Agreement constitute a legal, valid and binding obligation of Debtor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          e. All federal, state and local tax returns required to be filed by Debtor have been filed with the appropriate governmental agencies and all taxes due and payable by Debtor have been timely paid. Debtor will pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves have been established.
     6. Representations and Warranties of Secured Party.
          To induce Debtor to enter into this Amendment, Secured Party makes the following representations and warranties to Debtor:

          a. All corporate action on the part of Secured Party’s Board of Directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of Secured Party under this Amendment has been taken, and is in full force and effect. Secured Party has full legal right, power and authority to enter into and perform its obligations under this Amendment. This Amendment has been executed on behalf of Secured Party by a duly authorized officer or representative of Secured Party.
          b. This Amendment when executed and delivered by Secured Party will constitute valid and legally binding obligation of Secured Party, enforceable in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.
     7. No Other Consents or Waivers. Except as expressly provided herein, the Loan Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms. In addition, except as so specifically provided herein, this Amendment shall not be deemed a consent or waiver with respect to any term or condition of the Loan Agreement and shall not be deemed to prejudice any right or rights which Debtor or Secured Party may now have or may have in the future under or in connection with the Loan Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.
     8. Continuation of Obligations, Liens and Existing Equity Interests. Debtor hereby acknowledges, agrees and re-affirms (i) its obligations under the Loan Agreement, (ii) the grant of the lien and security interest in the Collateral pursuant to the Loan Agreement, and (iii) that such liens and security interests are valid and continuing and secure all of the Debtor’s Indebtedness under the Loan Agreement.
     9. Reservation of Rights. Except as set forth in this Amendment, Secured Party has not waived, is not by this Amendment waiving, and has no intention of waiving, any Events of Default which may occur after the Effective Date, and Secured Party has not agreed to release any claims based on Debtor’s failure to act or fulfill its obligations under the Loan Agreement after said Effective Date. Secured Party reserves its right, in its discretion, to exercise any or all of its rights and remedies under the Loan Agreement and any other documents related thereto after the Effective Date of this Amendment, as a result of any failure of Debtor to fulfill its obligations under the Loan Agreement and no delay of Secured Party in exercising such rights or remedies should be construed as a waiver of any such rights or remedies.
     10. Effectiveness. This Amendment shall become effective on such date that each of the conditions in this Section 10 have been satisfied in full in the judgment of Secured Party and Debtor, respectively (the “Effective Date”):

               Execution. Secured Party and Debtor shall each have received two (2) fully executed copies of this Amendment duly executed and delivered by the other party and the New Stock Warrant duly executed and delivered by Debtor.
     11. Attorneys’ Fees. In the event any provision of this Amendment is enforced in a court of law, or any other judicial or administrative setting, then the party succeeding in such matter or controversy shall also be awarded all of its attorney’s fees and court costs and other expenses incurred in the pursuit or defense of such matter or controversy (including, without limitation, the defense of any counter-claims forwarded by the losing party).
     12. Entire Agreement. This Amendment and the documents referred to herein constitute the entire agreement and understanding between the parties and supersede any prior agreement, understanding or discussions relating to the subject matter of this Amendment. Except as otherwise provided in this Amendment, the Loan Agreement and Note shall remain in full force and effect Except as otherwise provided in this Amendment, the Loan Agreement and Note shall remain in full force and effect.
     13. Release and Waiver. Effective as of the Effective Date, Debtor on behalf of itself and its affiliates, representatives, agents and attorneys, hereby waives and releases Secured Party and its employees, representatives, agents and attorneys from any claims, liabilities, obligations, demands, causes of action based upon or arising out of or in any way connected with the Loan Agreement, the Warrant or this Amendment.
Debtor hereby waives all rights which it may have under the provisions of California Civil Code Section 1542 with reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT, WITH THE DEBTOR.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

REPLY! INC., as Debtor
By:	/s/ Payam Zamani
	Name:	Payam Zamani
	Title:	CEO

ATEL VENTURES, INC., as Secured Party
By:	/s/ Paritosh K. Choksl
	Name:	Paritosh K. Choksl
	Title:	Executive Vice President

ACKNOWLEDGED AND AGREED: REAL ESTATE ON THE WEB dba CONNECTING NEIGHBORS, LLC, Guarantor
By:

By:	/s/ Payam Zamani
	Name:	Payam Zamani
	Title:	CEO

EXHIBIT 1
TO FIRST AMENDMENT TO THE PROMISSORY NOTE NO. 1 TO MASTER
SECURITY AGREEMENT NO. REPLX DATED AS OF SEPTEMBER 12, 2007
EXHIBIT A TO
AMENDED PROMISSORY NOTE NO. 1 TO
MASTER SECURITY AGREEMENT NO. REPLX
DATED AS OF SEPTEMBER 12, 2007
BETWEEN
ATEL VENTURES, INC. AS SECURED PARTY
AND
REPLY! INC. AS DEBTOR

Balance Due
Value
(% of Original
Principal
Amount of
Date	$4,000,000.00)
1/25/2009	78.14%
2/25/2009	77.87%
3/25/2009	77.60%
4/25/2009	73.65%
5/25/2009	69.67%
6/25/2009	65.64%
7/25/2009	61.58%
8/25/2009	57.47%
9/25/2009	53.33%
10/25/2009	49.14%
11/25/2009	44.91%
12/25/2009	40.64%
1/25/2010	36.33%
2/25/2010	31.98%
3/25/2010	27.58%
4/25/2010	23.14%
5/25/2010	18.66%
6/25/2010	14.13%
7/25/2010	9.55%
8/25/2010	4.94%
9/25/2010	0.27%
Balance Due Values are due in addition to any Interest or Periodic Installment due on the same day.

REPLY! INC., as Debtor
By:	/s/ Payam Zamani
	Name:	Payam Zamani
	Title:	CEO

EXHIBIT 2
TO FIRST AMENDMENT TO THE PROMISSORY NOTE NO. 1 TO MASTER
SECURITY AGREEMENT NO. REPLX DATED AS OF SEPTEMBER 12, 2007
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
WARRANT TO PURCHASE PREFERRED STOCK

Issuer:	REPLY!, NC., a California corporation
Number of Shares:	105,711 Shares
Class of Stock:	Series B Preferred Stock, $0.0 par value
Exercise Price:	$0.00 per Share
Issue Date:	January 20, 2009
Expiration Date:	The earlier to occur of (i) the seventh anniversary of the Issue Date, (ii) at the closing of the first public offering of the Company’s Common Stock under terms and conditions that require automatic conversion of the Series B Preferred Stock into Common Stock, or (iii), an Acquisition, as defined in and pursuant to the terms and conditions set forth in Section 2(e)(ii).
     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, including the execution and delivery of that certain Amendment No. 1 dated as of January 20, 2009 to Master Security Agreement and Promissory Note No. 1 dated as of September 12, 2007 (the “Amended Loan”)., this Warrant is issued to ATEL VENTURES, INC., in its capacity as Trustee for its assignee affiliated funds identified in that certain Amendment and Restatement of Inter-Company Trust Agreement for Warrants dated as of February 1, 2006 and deemed effective as of July 20, 2004, (“Holder”) by REPLY!, INC, a California corporation (the “Company”).
          1. ISSUANCE.
     Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and the duly executed subscription form annexed hereto as Appendix 1, at the office of the Company, 12667 Alcosta Blvd., Suite 200, San Ramon, CA 94583, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company 105,711 shares of fully paid and non-assessable shares (the “Shares”) of the Company’s Series B Preferred Stock, $.00 par value per share (“Preferred Stock”), at a purchase price per Share of $0.00 (the “Exercise Price”). This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Pacific time, on the Expiration Date set forth above, and shall be void thereafter. Until such time as this Warrant is exercised in full or expires, the Exercise Price and the Shares are subject to adjustment from time to time as hereinafter provided.
          2. EXERCISE
               (a) Method of Exercise. Holder may exercise this Warrant by delivering this Warrant together with a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto to the principal office of the Company.
               (b) Fair Market Value.
                    (i) If shares of Common Stock are traded on a nationally recognized securities exchange or over the counter market, the fair market value of one Share shall be the average closing price of a share of Common Stock over the five day trading period immediately preceding the date of Holder’s Notice of Exercise to the Company (or such lesser number of trading days as the stock has been publicly traded). Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of Shares of Common Stock into which each share of Preferred Stock is convertible at the time of exercise.
                    (ii) If shares of Common Stock are not traded on a nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine the fair market value of a share of Common Stock in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors by five percent (5%) or more, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder. The determination of any such investment banking firm shall be conclusive in any event.
               (c) Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the right to purchase the Shares not so acquired.

               (d) Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.
               (e) Treatment on Sale, Merger, or Consolidation of the Company.
                    (i) “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company, or any acquisition, reorganization, consolidation or merger of the Company where the holders of the Company’s outstanding voting equity securities immediately prior to the transaction beneficially own less than 50.01% of the outstanding voting equity securities of the, surviving or successor entity immediately following the transaction.
                    (ii) Treatment of Warrant. Upon the closing of any Acquisition, if the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 2(b) above is greater than the Exercise. Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 2(a) above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such exercise to the Holder.
               (f) Conversion or Redemption of Series B Preferred Stock. Should all of the Company’s Series B Preferred Stock be, or if outstanding would be, at any time prior to the expiration of the Warrant or any portion thereof, redeemed or converted into shares of the Company’s Common Stock in accordance with Section 5 of the Charter, then this Warrant shall become immediately exercisable prior to such event for that number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Series B Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Series B Preferred Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption. For purposes of the forgoing, the “Charter” shall mean the Second Amended and Restated Articles of Incorporation as amended and/or restated and effective immediately prior to the redemption or conversion of all of the Company’s Series B Preferred Stock.
          3. ADJUSTMENTS.
               (a) Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of Preferred Stock, payable in Common Stock or other securities, or subdivides the outstanding Preferred Stock into a greater amount of Preferred Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred. If the outstanding Preferred Stock is subdivided into a greater number of shares, the number of Shares shall be proportionately increased.
               (b) Reclassification Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.
               (c) Adjustments for Combinations, Etc. If the outstanding shares of Preferred Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the number of Shares shall be proportionately decreased.
               (d) No Impairment. The Company shall not, by amendment of its Articles of Incorporation or by-laws, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.
               (e) Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value (determined in accordance with Section 2(c) above) of one Share.
               (f) Certification as to Adjustments. Upon each adjustment of the Exercise Price, number of Shares or class of security for which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price, number of Shares class of security for which this Warrant is exercisable in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number of Shares and class of security.
               (g) Issuance of Additional Shares. In the event that the Company shall issue shares of its capital stock at a price less than the Exercise Price after the date hereof, the price at which the Shares may be converted into the Company’s Common Stock shall be subject to the same adjustment, if any, to the price at which the Company’s Series B Preferred Stock may be converted into the Company’s Common Stock provided in the Company’s Charter. The Company shall give Holder the same notice which the holders of Series B Preferred Stock are entitled to receive in connection with any dilutive issuance in accordance with the terms of the Company’s Articles of Incorporation, as amended.
          4. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
               (a) Representations and Warranties. The Company hereby represents and warrants to Holder as follows:
               (i) All Shares which may be issued upon the due exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.
               (ii) The authorized capital stock of the Company consists of 45,741,045 shares, consisting of 40,000,000 shares of Common Stock, and 5,948,724 shares of preferred stock, $0.00 par value per share, of which 3,865,368 shares have been designated Series A Convertible Preferred Stock and 2,083,356 shares have been designated Series B Convertible Preferred Stock Appendix 2 sets forth all of the outstanding shares of common stock and preferred stock and outstanding options, warrants, convertible securities, convertible debentures, and rights to acquire, subscribe for, and/or purchase any Common Stock, preferred stock and/or other capital stock of the Company or any securities or debentures convertible into or exchangeable for Common Stock, preferred stock and/or other capital stock of the Company.
               (iii) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of its Preferred Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion or exchange of such Preferred Stock into or for such other securities.
               (iv) The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Amended Loan and this Warrant are not inconsistent with the Company’s Charter or By-laws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Amended Loan and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.
               (v) No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.
          (b) Notice of Certain Events. If the Company proposes at any time to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; the Company shall give Holder (1) at least 15 days prior written notice of the date on which such proposed transaction will occur. With respect to all other events affecting Holder’s rights under the Warrant, the Company shall deliver to Holder all notices which Holder is obligated to give the stockholders of Company’s Series B Preferred stock.
          (c) Information Rights. So long as Holder holds this Warrant and/or any of the Shares, the Company shall deliver to Holder all financial information which Holder is obligated to give the stockholders of Company’s Series B Preferred stock.
     (d) Registration Under Securities Act of 1933, as amended. The Shares shall have certain registration rights as set forth in that certain Amended and Restated Investor Rights Agreement dated as of March 19, 2007 among the Company, Holder and the other parties named therein of even date herewith. The Company agrees to amend the Investor Rights Agreement to make Holder a party thereto concurrently with issuance of this Warrant. The Company represents and warrants to Holder that the Company’s execution, delivery and performance of such Investors Rights Agreement (a) has been duly authorized by all necessary corporate action of the Company’s Board of Directors and shareholders, (b) does not and will not violate the Company’s Articles of Incorporation or By-laws, each as amended, (c) does not and will not violate or cause a breach or default (or an event which with the passage of time or the giving of notice or both, would constitute a breach or default) under any agreement, instrument, mortgage, deed of trust or other arrangement to which the Company is a party or to or by which it or any of its assets is subject or bound, and (d) does not require the approval, consent or waiver of or by any shareholder, registration rights holder or other third party which approval, consent or waiver has not been obtained as of the date of issuance of this Warrant.
     5. MISCELLANEOUS.

          (a) Automatic Exercise upon Expiration. This Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 2(a) above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon exercise to the Holder.
          (b) Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon exercise, if any) shall be imprinted with a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
          (c) Compliance with Securities Laws on Transfer. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if (a) there is no material question as to the availability of current information as referenced in Rule 144(c), (b) Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, (c) the selling broker represents that it has complied with Rule 144(f), and (d) the Company is provided with a copy of Holder’s notice of proposed sale.
          (d) Transfer Procedure. Subject to the provisions of Section 5(c), Holder may transfer all or part of this Warrant and/or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to any affiliate of Holder, or to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).
          (e) Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or sent by electronic facsimile transmission, express overnight courier service, or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the. Company shall deliver a copy of all notices to Holder at 600 California Street, 6th Floor, San Francisco CA 94108, Attention:

Associate General Counsel.
          (f) Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
          (g) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Holder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Holder or any other person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Warrant.
     (h) Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
     (i) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.
     (j) Adjustment in Underlying Preferred Stock Price and Exercise Price. Company agrees that if it issues any series of preferred stock for an issuance price less than $3.279 per share, the Company shall issue to Holder an additional Warrant for 105,711 shares of Series B Preferred Stock at an Exercise Price of $0.00 per Warrant Share.

     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Preferred Stock to be executed by its duly authorized representative as of the date first above written.

COMPANY
REPLY!, INC.

By:
Name:
Title:

HOLDER
ATEL VENTURES, INC., as Trustee

By:
Name:
Title:

APPENDIX 1
NOTICE OF EXERCISE
     1. The undersigned hereby elects to purchase                      shares of the                      stock of                                          pursuant to Section 2(a) of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full.
     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 2(b) of the attached Warrant. This conversion is exercised with respect to                      of shares of the                                          Stock of                                       .
     [Strike paragraph that does not apply.]
     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Date)	(Signature)

APPENDIX 2
CAPITALIZATION
Outstanding Capital Stock:
Outstanding options, warrants, convertible securities, convertible debentures, and rights to acquire, subscribe for, and/or purchase any Common Stock, preferred stock and/or other capital stock of the Company or any securities or debentures convertible into or exchangeable for Common Stock, preferred stock and/or other capital stock of the Company: